EXHIBIT 21


                     SUBSIDIARIES OF BARNEYS NEW YORK, INC.

                             AS OF JANUARY 31, 2004


         NAME                                STATE (OR JURISDICTION) IN        APPROXIMATE PERCENTAGE OF
         ----                                --------------------------        -------------------------
                                                WHICH INCORPORATED (OR          VOTING SECURITIES OWNED BY
                                                ----------------------          --------------------------
                                                       ORGANIZED)                    IMMEDIATE PARENT
                                                       ----------                    ----------------
Barney's, Inc.                                          New York                           100%
Barneys America, Inc. (1)                               Delaware                           100%
Barneys America (Chicago) Lease Corp. (2)               Delaware                           100%
BNY Licensing Corp. (1)                                 Delaware                           100%
Barneys Asia Co LLC (3)                                 Delaware                           70%
Barneys (CA) Lease Corp. (1)                            Delaware                           100%
Barneys (NY) Lease Corp. (1)                            Delaware                           100%
Basco All-American Sportswear Corp. (1)                 New York                           100%


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(1) Subsidiary of Barney's, Inc.

(2) Subsidiary of Barneys America, Inc.

(3) Subsidiary of BNY Licensing Corp.